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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          ----------------------------

                                    FORM 8-K

                            Current Report Pursuant
                         to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                      Date of Report - September 30, 1997
                                       ------------------

                                AmeriKing, Inc.
             (Exact name of registrant as specified in its charter)


                                    Delaware
                          (State or other jurisdiction
                       of incorporation or organization)

                       2215 Enterprise Drive, Suite 1502
                             Westchester, Illinois
                    (Address of principal executive offices)

                                   36-3970707
                                (I.R.S. employer
                              identification no.)

                                     60154
                                   (Zip code)


        Registrant's telephone number, including area code 708-947-2150

                                 Not Applicable
         (Former Name or Former Address, if Changed Since Last Report)
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Item 1.   Changes in Control of Registrant

     Not applicable

Item 2.   Acquisition or Disposition of Assets

     On September 22, 1997, the Company successfully completed the acquisition of 30 restaurants in the Charlotte, North Carolina area (the "Charlotte Acquisition") from a franchisee for an aggregate purchase price of approximately $25.0 million. The Charlotte Acquisition was funded through the use of the available credit under the Credit Agreement was accounted for under the purchase method of accounting.

The Charlotte Acquisition was the twelth acquisition the Company has made since its incorporation in September, 1994. As a result of the Charlotte Acquisition the Company currently operates 236 Burger King Restaurants in Illinois, Virginia, Indiana, Colorado, Texas, Tennessee, Kentucky, Wisconsin, Ohio, North Carolina and Georgia.

For the year ended December 31, 1996, the combined revenues of the 26 stores purchased totaled $36.7 million on a projected basis.

Item 3.   Bankruptcy or Receivership

     Not applicable

Item 4.   Change in Registrant's Certifying Accountant

     Not applicable

Item 5.   Other Events

     Not applicable

Item 6.   Resignations of Registrant's Directors

     Not applicable

Item 7.   Financial Statements and Exhibits

     Not applicable

Item 8. Change in Fiscal Year

     Not applicable
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westchester, State of Illinois.


                                        AmeriKing, Inc.

     September 30, 1997                 /s/ Lawrence E. Jaro
     --------------------               -----------------------------------
     Date                               Lawrence E. Jaro
                                        Managing Owner, Chairman and
                                        Chief Executive Officer